Exhibit 99.1

Ramco-Gershenson Properties Trust Reports Financial Results for the Third Quarter of 2011

FARMINGTON HILLS, Mich.--(BUSINESS WIRE)--October 25, 2011--Ramco-Gershenson Properties Trust (NYSE:RPT) today announced results for the three and nine months ended September 30, 2011.

Highlights for the Third Quarter:

Shopping Center Operations:

•	Improved core portfolio occupancy to 92.8%, an increase of 70 basis points over core occupancy of 92.1% at June 30, 2011.

•	Increased same center net operating income 1.4% for the quarter.

•	Executed 91 leases comprised of approximately 435,000 square feet, including new leases with DSW Shoe Warehouse, PetSmart and Dunham’s Sports for three mid-box vacancies.

Capital Recycling Activities:

•	Sold two Florida shopping centers for $36.9 million. The Company’s share of net proceeds after debt was $17.9 million and its share of the aggregate gain on sale was $2.7 million.

Balance Sheet Improvement:

•
Closed a new seven-year $60 million unsecured term loan swapped to a fixed interest rate of 4.20%. The proceeds were used to pay off near-term mortgage loans and all borrowings under the Company’s unsecured revolving line of credit.

•	Improved the Company’s net debt to EBITDA to 6.2x, based upon annualized year-to-date EBITDA, which compares to 7.9x for the same period in 2010.

“Our aggressive efforts to lease space to high quality anchor and shop tenants showed positive results this quarter,” said Dennis Gershenson, President and Chief Executive Officer. “We achieved higher occupancy, improved our net operating income, and executed leases with retailers who will contribute to income growth next year. We also continued to strengthen our balance sheet by selling assets, raising term debt, eliminating near-term maturities and paying off the balance on our line of credit. Our activities to date in 2011 support our goal of generating sustainable, long-term growth in shareholder value.”

Financial Results

Funds from Operations (FFO) for the three months ended September 30, 2011, was $13.4 million or $0.28 per diluted share, compared to FFO of $(19.7) million, or $(0.48) per diluted share for the same period in 2010. FFO for the three months ended September 30, 2010 included a $30.6 million non-cash provision for impairment. Excluding this one-time item, FFO for the three months ended September 30, 2010 was $10.9 million, or $0.27 per share.

FFO for the nine months ended September 30, 2011, was $30.7 million or $0.74 per diluted share, compared to FFO of $(1.3) million, or $(0.03) per diluted share for the same period in 2010. FFO for the nine months ended 2011 included a $2.0 million loss on early extinguishment of debt. FFO for the nine months ended 2010 included a $33.3 million non-cash provision for impairments. Excluding all one-time items, FFO for the nine months ended September 30, 2011 was $32.7 million or $0.79 per diluted share, compared to FFO of $32.0 million or $0.86 per diluted share for the same period in 2010.

Net income (loss) for the three months ended September 30, 2011, was $3.6 million or $0.09 per diluted share, compared to $(26.7) million or $(0.70) per diluted share for the same period in 2010. Net income (loss) available to common shareholders for the nine months ended September 30, 2011 was $6.9 million or $0.18 per diluted share, compared to $(28.5) million or $(0.83) per diluted share for the same period in 2010. Net income (loss) available to common shareholders for the three and nine months were impacted by the one-time items mentioned above.

FFO and earnings per share amounts were also impacted by 6.9 million additional shares issued through an equity offering completed in May of 2010.

Operating Statistics

As of September 30, 2011, the Company owned equity interests in 84 retail shopping centers and one office building consisting of 54 wholly-owned properties and 31 joint venture properties totaling 15.3 million square feet. At quarter-end, the Company’s core portfolio was 92.8% leased and its total portfolio, which includes redevelopment properties, was 90.9% leased. These statistics compare favorably to a core portfolio leased rate of 92.1% and a total portfolio leased rate of 90.3% at June 30, 2011.

At quarter-end, the Company had 41 properties in its wholly-owned same-center portfolio with occupancy of 93.9%, compared to 92.6% for the same period last year. Same-center net operating income for the wholly-owned portfolio increased 1.4% for the quarter and 0.7% for the nine months ended September 30, 2011, compared to the same periods in 2010.

During the quarter, the Company executed 91 lease transactions encompassing 435,092 square feet in its total portfolio. Included in the total are 48 lease renewals encompassing 213,511 square feet at an average increase of 3.1% over prior rents paid. Also included in the total are three new anchor leases with DSW Shoe Warehouse, PetSmart and Dunham’s Sports to fill mid-box vacancies. DSW Shoe Warehouse will occupy the majority of the space vacated this quarter by Borders at East Town Plaza in Madison, Wisconsin.

Capital Recycling Activities

During the quarter, the Company sold Sunshine Plaza, a 237,000 square foot shopping center in Tamarac, Florida and Shenandoah Square, a 124,000 square foot shopping center in Davie, Florida for $36.9 million. The Company’s share of net proceeds from the sales after debt was $17.9 million and its share of the aggregate gain on sale was $2.7 million. Proceeds from the sales were used to reduce borrowings under the Company’s revolving line of credit.

Capital Markets/Balance Sheet

During the quarter, the Company closed a new seven-year $60 million unsecured term loan. The new loan is swapped to a fixed interest rate of 4.20% and includes an accordion feature allowing up to $150 million in total borrowings. Proceeds from the loan were used to pay off approximately $22.2 million of mortgage loans due in 2011 and 2012 as well as the outstanding balance under the company’s $175 million unsecured revolving line of credit.

Also during the quarter, the Company entered into an interest rate swap agreement whereby it swapped one-month LIBOR to a fixed rate of 1.22% on its existing $75 million unsecured term loan through final maturity in April 2016. At the loan’s current spread over LIBOR of 2.25%, the interest rate on the loan is 3.47%.

At September 30, 2011, the Company’s total market capitalization equaled $901.8 million, comprised of 41.7 million shares of common stock (or equivalents) valued at $341.8 million, two million shares of convertible perpetual preferred stock valued at $76.1 million and $483.9 million of debt and capital lease obligations, net of cash. The weighted-average term of the Company’s debt was approximately 6.3 years, compared to 5.2 years for the same period last year.

At September 30, 2011, the Company’s ratio of net debt to total market capitalization was 53.7%, compared to 55.2% for the same period in 2010. Its net debt to EBITDA, based upon annualized year-to-date EBITDA, was 6.2x, compared to 7.9x for the same period last year.

Dividend

On October 3, 2011, the Company paid third quarter cash dividends of $0.16325 per common share (or equivalents) and $0.90625 per Series D convertible perpetual preferred share for the period from July 1, 2011 through September 30, 2011. The Company’s FFO payout ratio for the quarter was 58.3%.

2011 Guidance

At the end of the second quarter of 2011, the Company provided an FFO guidance range estimate, excluding non-recurring items, of $0.92 to $0.98 per diluted share. Based on third quarter results and the forecast for the balance of 2011, the Company believes it will report results toward the high end of the FFO range.

Conference Call/Webcast

Ramco-Gershenson Properties Trust will host a live broadcast of its third quarter conference call on Wednesday, October 26, 2011, at 9:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-8035, no pass code. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (pass code-Account #286, Conference ID # 380367), for one week.

Supplemental Materials

The Company’s supplemental financial package is available on its corporate web site at www.rgpt.com in the investor info section, SEC filings tab. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

About Ramco-Gershenson Properties Trust

Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan. Our primary business is the ownership and management of shopping centers in targeted markets in the Eastern and Midwestern regions of the United States. At September 30, 2011, the Company owned and managed a portfolio of 84 shopping centers and one office building with approximately 15.3 million square feet of gross leasable area owned by the Company or its joint ventures. The properties are located in Michigan, Florida, Ohio, Georgia, Wisconsin, Indiana, New Jersey, Maryland, South Carolina, Virginia, Tennessee, Illinois and Missouri. For additional information regarding Ramco-Gershenson Properties Trust visit the Company's website at www.rgpt.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in the forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, the ongoing U.S. recession, the existing global credit and financial crisis and other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, adverse changes in the retail industry, our continuing to qualify as a REIT and other factors discussed in the Trust’s reports filed with the Securities and Exchange Commission.

RAMCO-GERSHENSON PROPERTIES TRUST
Condensed Consolidated Balance Sheets
September 30, 2011 (Unaudited) and December 31, 2010
(In thousands, except per share data)

	September 30,	December 31,
	2011	2010
ASSETS
Income producing properties, at cost:
Land	$125,789	$114,814
Buildings and improvements	864,706	863,225
Less accumulated depreciation and amortization	(222,740)	(213,915)
Income producing properties, net	767,755	764,124
Construction in progress and land held for development or sale
(including $0 and $25,812 of consolidated variable interest entities,
respectively)	97,278	96,056
Net real estate	$865,033	$860,180
Equity investments in unconsolidated joint ventures	111,940	105,189
Cash and cash equivalents	21,802	10,175
Restricted cash	6,635	5,726
Accounts receivable, net	9,945	10,534
Notes receivable	3,000	3,000
Other assets, net	56,731	58,025
TOTAL ASSETS	$1,075,086	$1,052,829

LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and notes payable:
Mortgages payable (including $0 and $4,605 of consolidated variable
interest entities, respectively)	$336,245	$363,819
Unsecured/secured revolving credit facility	-	119,750
Unsecured/secured term loan facilities, including secured bridge loan	135,000	60,000
Junior subordinated notes	28,125	28,125
Total mortgages and notes payable	$499,370	$571,694
Capital lease obligation	6,417	6,641
Accounts payable and accrued expenses	28,193	24,986
Other liabilities	2,508	3,462
Distributions payable	8,612	6,680
TOTAL LIABILITIES	$545,100	$613,463

Ramco-Gershenson Properties Trust shareholders' equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D
Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 2,000 and 0 shares issued and outstanding at
September 30, 2011 and December 31, 2010, respectively	$100,000	$-
Common shares of beneficial interest, $0.01 par, 60,000 shares authorized,
38,732 and 37,947 shares issued and outstanding as of September 30, 2011
and December 31, 2010, respectively	387	379
Additional paid-in capital	569,759	563,370
Accumulated distributions in excess of net income	(173,602)	(161,476)
Accumulated other comprehensive loss	(1,895)	-
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	494,649	402,273
Noncontrolling interest	35,337	37,093
TOTAL SHAREHOLDERS' EQUITY	529,986	439,366

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,075,086	$1,052,829

RAMCO-GERSHENSON PROPERTIES TRUST
Condensed Consolidated Statements of Operations
For the three and nine months ended September 30, 2011 and 2010
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
REVENUE
Minimum rent	$21,382	$19,370	$62,736	$58,461
Percentage rent	105	137	227	330
Recovery income from tenants	7,587	6,630	22,617	21,369
Other property income	1,637	322	3,771	2,574
Management and other fee income	1,306	902	3,093	3,157
TOTAL REVENUE	32,017	27,361	92,444	85,891

EXPENSES
Real estate taxes	3,976	3,794	13,121	12,688
Recoverable operating expense	3,817	3,172	11,223	9,877
Other non-recoverable operating expense	1,003	743	2,476	2,582
Depreciation and amortization	8,817	7,319	27,207	22,165
General and administrative	5,346	4,512	15,268	13,462
TOTAL EXPENSES	22,959	19,540	69,295	60,774

INCOME BEFORE OTHER INCOME AND EXPENSE, TAX AND DISCONTINUED OPERATIONS	9,058	7,821	23,149	25,117

OTHER INCOME AND EXPENSES
Other income (expense)	192	(388)	(219)	(1,021)
Gain on sale of real estate	45	1,633	2,441	2,132
Earnings (loss) from unconsolidated joint ventures	3,703	(1,362)	5,336	(662)
Interest expense	(6,740)	(7,657)	(21,838)	(23,405)
Amortization of deferred financing fees	(389)	(596)	(1,493)	(1,812)
Provision for impairment	-	(28,787)	-	(28,787)
Impairment charge on unconsolidated joint ventures	-	-	-	(2,653)
Loss on early extinguishment of debt	-	-	(1,968)	-
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAX	5,869	(29,336)	5,408	(31,091)
Income tax (provision) benefit	(95)	(40)	(985)	312
INCOME (LOSS) FROM CONTINUING OPERATIONS	5,774	(29,376)	4,423	(30,779)

DISCONTINUED OPERATIONS
Gain (loss) on sale of real estate	(33)	-	6,177	(2,050)
Income (loss) from discontinued operations	61	(66)	478	232
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	28	(66)	6,655	(1,818)

NET INCOME (LOSS)	5,802	(29,442)	11,078	(32,597)
Net (income) loss attributable to noncontrolling interest	(389)	2,701	(739)	4,131
NET INCOME (LOSS) ATTRIBUTABLE TO RAMCO-GERSHENSON PROPERTIES TRUST	5,413	(26,741)	10,339	(28,466)
Preferred share dividends	(1,813)	-	(3,432)	-
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$3,600	$(26,741)	$6,907	$(28,466)

EARNINGS (LOSS) PER COMMON SHARE, BASIC
Continuing operations	$0.09	$(0.70)	$0.02	$(0.77)
Discontinued operations	-	-	0.16	(0.06)
	$0.09	$(0.70)	$0.18	$(0.83)
EARNINGS (LOSS) PER COMMON SHARE, DILUTED
Continuing operations	$0.09	$(0.70)	$0.02	$(0.77)
Discontinued operations	-	-	0.16	(0.06)
	$0.09	$(0.70)	$0.18	$(0.83)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	38,596	38,020	38,351	34,497
Diluted	38,739	38,020	38,513	34,497

RAMCO-GERSHENSON PROPERTIES TRUST
Funds from Operations
For the three and nine months ended September 30, 2011 and 2010
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net income (loss) available to common shareholders	$3,600	$(26,741)	$6,907	$(28,466)
Adjustments:
Rental property depreciation and amortization expense	8,657	7,342	27,011	22,293
Pro-rata share of real estate depreciation from unconsolidated joint ventures	1,658	1,702	4,944	5,081
Add preferred share dividends (assumes if converted) (1)	1,813	-	-	-
Loss (gain) on sale of depreciable real estate	33	-	(6,177)	2,050
(Gain) on sale of joint venture property	(2,718)	-	(2,718)	-
Noncontrolling interest in Operating Partnership	387	(2,041)	744	(2,215)
FUNDS FROM OPERATIONS	$13,430	$(19,738)	$30,711	$(1,257)
Impairment charges	-	30,607	-	33,260
Loss on early extinguishment of debt	-	-	1,968	-
FUNDS FROM OPERATIONS, EXCLUDING ITEMS ABOVE	$13,430	$10,869	$32,679	$32,003

Weighted average common shares	38,596	38,020	38,351	34,497
Shares issuable upon conversion of Operating Partnership Units	2,784	2,902	2,837	2,902
Shares issuable upon conversion of preferred shares (1)	6,940	-	-	-
Dilutive effect of securities	143	-	162	-
WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING, DILUTED	48,463	40,922	41,350	37,399

FUNDS FROM OPERATIONS, PER DILUTED SHARE	$0.28	$(0.48)	$0.74	$(0.03)
Impairment charges	-	0.75	-	0.89
Loss on early extinguishment of debt	-	-	0.05	-
FUNDS FROM OPERATIONS, EXCLUDING ITEMS ABOVE, PER DILUTED SHARE	$0.28	$0.27	$0.79	$0.86

Dividend per common share	$0.1633	$0.1633	$0.4898	$0.4898
Payout ratio - FFO, excluding impairment charges and early extinguishment of debt	58.3%	60.5%	62.0%	57.0%

(1) Series D convertible preferred shares were dilutive for the three months ended September 30, 2011 and antidilutive for the nine months ended September 30, 2011.

Management considers funds from operations, also known as “FFO,” an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents net income attributable to common shareholders, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America (“GAAP”), gains (losses) on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. FFO should not be considered an alternative to GAAP net income attributable to common shareholders as an indication of our performance. We consider FFO as a useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.

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CONTACT:
Ramco-Gershenson Properties Trust
Dawn Hendershot, 248-592-6202
Director of Investor Relations and Corporate Communications.